UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 6, 2023

First Financial Bankshares, Inc.

(Exact name of registrant as specified in its Charter)

Texas	0-07674	75-0944023
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Pine Street, Abilene, Texas 79601
(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number (325) 627-7155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13 e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2023, First Financial Bankshares, Inc. (the “Company”) entered into a Fifth Amendment (the “Amendment”) to its Loan Agreement (the “Loan Agreement”) with Frost Bank. The Amendment, among other things, amended the financial covenants under the Loan Agreement to replace the Capital Ratio covenant with a Tier 1 Leverage Ratio covenant and remove the Tangible Net Worth covenant.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following are exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Fifth Amendment to Loan agreement, dated January 6, 2023, by and between First Financial Bankshares, Inc. and Frost Bank
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC.
(Registrant)

DATE: January 12, 2023	By:	/s/ F. Scott Dueser
F. SCOTT DUESER
Chairman of the Board, President and Chief Executive Officer